UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2007

Phantom Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50535	65-1048794
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

222 Grace Church St., Suite 302, Port Chester, NY 10573
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (206) 370-4758

Not applicable
(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 8, 2007 (the “Effective Date”), Phantom Entertainment, Inc. (the “Company”),entered into a Marketing and Distribution Agreement (the “Agreement”) with Pro Games Network, Inc., a wholly owned subsidiary of Mobile Pro Corporation, (“PGN”)(collectively the “Parties”), pursuant to which the Company has appointed PGN as a non-exclusive distributor of the Phantom Lapboard (the “Lapboard”) and a catalogue of video games software available on the Phantom Games Service, the Company’s video game delivery system designed to allow consumers to search, preview and play a large selection of video games on demand via a broadband Internet connection (the “Games Catalogue;” the Lapboard and the Games Catalogue shall collectively be referred to as the “Products”).

Per the Agreement PGN shall distribute, advertise and promote the Games Catalogue within North America and any other territories with respect to which the Company has licensed rights in Europe and Asia. PGN shall also serve as a non-exclusive marketing representative to facilitate Lapboard installations and license arrangements within North America, Europe and Asia.

In consideration of the services to be provided by PGN, the Company agreed to pay PGN a certain commission fee equal to (i) a specified percentage of the aggregate payment received by the Company from the sale of each Lapboard on which payment for a particular underlying invoice is actually received by the Company; and (ii) a specified percentage of the aggregate payment received by the Company arising from the sale, license and/or other arrangement of each Games Catalogue product. In addition, the Parties agreed that with regard to PGN’s marketing activities of the Lapboard and PGN’s distribution activities relating to the Games Catalogue, all pricing, use fee and other financial determinations regarding the Products shall be determined solely by the Company.

Furthermore, the Parties agreed to certain standard indemnification, termination and confidentiality terms (as more fully set forth in the Agreement). The Agreement terminates 5 years from the Effective Date; provided, however, that the 5 year term shall be automatically renewed for successive 1 year terms unless terminated by either party with 60 days advanced written notice delivered prior to the termination date.

The above descriptions are a summary and are qualified in their entirety by the terms of the agreement filed as Exhibit 10.1 to this Current Report.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Marketing and Distribution Agreement dated as of August 8, 2007 by and among Phantom Entertainment, Inc. and Pro Games Network, Inc. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phantom Entertainment, Inc.

Date: August 20, 2007	By:	/s/ Greg Koler
	Name:	Greg Koler
	Title:	Chief Executive Officer